Exhibit (a)(1)

State of Maryland Department of Assessments and Taxation Charter Division	Martin O’Malley Governor Robert E. Young Director Paul B. Anderson Administrator

Date: 04/17/2013

VENABLE LLP

ANDREA COHEN

SUITE 900

750 E PRATT ST

BALTIMORE MD 21202-3142

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	:	PERMAL HEDGE STRATEGIES PORTFOLIO
DEPARTMENT ID	:	B15194400
TYPE OF REQUEST	:	CERTIFICATE OF TRUST
DATE FILED	:	04-17-2013
TIME FILED	:	02:49 PM
RECORDING FEE	:	$100.00
EXPEDITED FEE	:	$70.00
COPY FEE	:	$24.00
FILING NUMBER	:	1000362004741262
CUSTOMER ID	:	0002909239
WORK ORDER NUMBER	:	0004125819

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES. EVERY YEAR THIS ENTITY MUST FILE A PERSONAL PROPERTY RETURN IN ORDER TO MAINTAIN ITS EXISTENCE EVEN IF IT DOES NOT OWN PERSONAL PROPERTY. A BLANK RETURN WILL BE MAILED BY FEBRUARY OF THE YEAR FOR WHICH THE RETURN IS DUE.

Charter Division

Baltimore Metro Area (410) 767-1350

Outside Metro Area (888) 246-5941

301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395

Telephone (410)767-4950 / Toll free in Maryland (888)246-5941

MRS (Maryland Relay Service) (800)735-2258 TT/Voice- Fax (410)333-7097

Website: www.dat.state.md.us

000819344 CACCPT

EFFECTIVE DATE:	04-17-2013
PRINCIPAL OFFICE:	100 INTERNATIONAL DRIVE
BALTIMORE MD 21202
RESIDENT AGENT:	DANA N. PESCOSOLIDO
LEGG MASON, INC.
100 INTERNATIONAL DRIVE BALTIMORE MD 21202

PERMAL HEDGE STRATEGIES PORTFOLIO

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST: The undersigned trustee does hereby form a statutory trust pursuant to the laws of the State of Maryland.

SECOND: The name of the statutory trust (the “Trust”) is:

Permal Hedge Strategies Portfolio

THIRD: The address of the Trust’s principal office in the State of Maryland is 100 International Drive, Baltimore, Maryland 21202.

FOURTH: The name and business address of the Trust’s resident agent are Dana N. Pescosolido, c/o Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties of perjury that, to the best of his knowledge and belief, the facts stated herein are true.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 4 page document on file in this office. DATED: 4-17-13

STATE DEPARTMENT OF ASSESMENTS AND TAXATION:

BY: Kimberly V. Johnson Custodian

This stamp replaces our previous certification system. Effective: 6/95

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust as of this 17th day of April, 2013

/s/ R. Jay Gerken
R. Jay Gerken, as Trustee
620 Eighth Avenue
New York, New York 10018

2

Dana N. Pescosolido

Legg Mason, Inc.

100 International Drive

Baltimore, Maryland 21202

April 17th, 2013

To: State Department of Assessments and Taxation of Maryland

Ladies and Gentlemen:

The undersigned, Dana N. Pescosolido, hereby consents to serve as resident agent for Permal Hedge Strategies Portfolio.

/s/ Dana N. Pescosolido
Dana N. Pescosolido

CORPORATE CHARTER APPROVAL SHEET

** EXPEDITED SERVICE **    ** KEEP WITH DOCUMENT **

DOCUMENT CODE 400     BUSINESS CODE

#

Close                        Stock                        Nonstock

P.A.                          Religious

Merging (Transferor)

Surviving (Transferee)

		FEES REMITTED
	Base Fee:	100
	Org. & Cap. Fee:
	Expedite Fee:	70
	Penalty:
	State Recordation Tax:
	State Transfer Tax:
/	Certified Copies
	Copy Fee:	24
	Certificates
	Certificate of Status Fee:
	Personal Property Filings:
	Mail Processing Fee:
	Other:
	TOTAL FEES:	194

Credit Card                          Check                         Cash

                     Documents on                      Checks

Approved By: 9

Keyed By:

COMMENT(S):

Affix Barcode Label Here
Affix Barcode Label Here

New Name

Change of Name
Change of Principal Office
Change of Resident Agent
Change of Resident Agent Address
Resignation of Resident Agent
Designation of Resident Agent
and Resident Agent’s Address
Change of Business Code

Adoption of Assumed Name

Other Change(s)

Code 063

Attention:    Andrea Cohen

Mail: Name and Address

Stamp Work Order and Customer Number HERE